As filed with the Securities and Exchange Commission on February 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BIMERGEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3690	93-3419812
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(855) 946-0154

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Agent Services, Inc.

108 W. 13th Street, Suite 100

Wilmington, DE 19801

(845) 425-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Campitiello, Esq. Morgan Hertz, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 (732) 395-4400	Gregory Sichenzia, Esq. Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-280668)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Bimergen Energy Corporation (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-280668) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on July 3, 2024, as amended, and declared effective by the Commission on January 29, 2026.

The Registrant is filing this Registration Statement for the sole purpose of registering additional securities of the same classes as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $3,637,491. The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Lucosky Brookman LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on January 20, 2026)

23.1	Consent of Ramirez Jimenez International CPAs, independent registered public accounting firm

23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 20th day of February, 2026.

BIMERGEN ENERGY CORPORATION

By:	/s/ Robert J. Brilon
Robert J. Brilon
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robert J. Brilon	Co-Chief Executive Officer and Chief Financial Officer and Treasurer (Principal Executive and Accounting and Financial Officer)	February 20, 2026
Robert J. Brilon

/s/ Cole Johnson	Co-Chief Executive Officer	February 20, 2026
Cole Johnson

/s/ Benjamin Tran	Executive Chairman of the Board	February 20, 2026
Benjamin Tran

/s/ Van H. Potter	Director	February 20, 2026
Van H. Potter

/s/ James L. Stock	Director	February 20, 2026
James L. Stock

/s/ Montgomery Bannerman	Director	February 20, 2026
Montgomery Bannerman